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EXHIBIT 10.1

FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Fifth Amendment to Employment Agreement is made and entered into as of March 31, 1999, by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Robert M. Gans ("Executive").

                                    RECITALS

A) On September 20, 1994 an Employment Agreement was made and entered into by and between Executive and Employer's Assignor, Price Enterprises, Inc.

B) On April 11, 1996, Section 2.3 of the Employment Agreement was amended, such that Executive became entitled to three weeks paid vacation each year.

C) On July 23, 1996, Section 2.1 of the Employment Agreement was amended, such that Executive's annual base salary was increased to $175,000.

D) On April 28, 1997, Section 3.1 of the Employment Agreement was amended, such that Executive's employment term was extended to October 16, 1998.

E) On August 29, 1997, the Employment Agreement and amendments thereto were assigned by Price Enterprises, Inc. to Employer.

F) On September 2, 1997, Section 3.1 of the Employment Agreement was amended, such that Executive's employment term was extended to October 16, 2000.

G) Employer and Executive now desire to further amend the Employment Agreement, as set forth hereinbelow:


                                    AGREEMENT

1) Section 4.1 of the Employment Agreement, which currently provides:

         Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in
         Section 3.4, Executive shall be entitled to the continuation of Executive's base salary for the remainder of the Employment Term, payable in equal installments in conformity with Employer's normal payroll period, and to inclusion in Employer's Stock Plan, profit sharing and retirement plan, and medical plan for the remainder of the Employment Term. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably requested by Employer.

is hereby amended, effective October 16, 1999, to provide as follows:

         Upon termination of this Agreement under Section 3.3 (Early Termination by Executive), Section 3.4 (Termination for Cause) or Section 3.5 (Termination Due to Death or Disability), all salary and benefits of Executive hereunder shall cease immediately. Upon termination of this Agreement by Employer for any reason other than those set forth in

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         Section 3.4, Executive shall be entitled to the continuation of
         Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period, and to inclusion in Employer's Stock Plan, profit sharing and retirement plan, and medical plan for the remainder of the Employment Term. If this Agreement is not terminated, then, upon expiration of the Employment Term, and if Executive's employment by Employer does not thereafter continue upon mutually agreeable terms, Executive shall be entitled to continuation of Executive's base salary for one (1) year, payable in equal installments in conformity with Employer's normal payroll period; provided, however, that Employer's obligation to pay such installments after expiration of the Employment Term shall be reduced by the amount of employment compensation (if any) received by Executive from a subsequent employer of Executive during said one (1) year. During the period of this severance pay, Executive shall cooperate with Employer in providing for the orderly transition of Executive's duties and responsibilities to other individuals, as reasonably request by Employer.

2) All other terms of the Employment Agreement shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.


EXECUTIVE                              EMPLOYER

                                       PRICESMART, INC.

/s/ Robert M. Gans                     By: /s/ Gilbert A. Partida
-----------------------------             -----------------------------
    Robert M. Gans
                                       Name: Gilbert A. Partida
                                            ---------------------------

                                       Its: President and Chief Executive
                                            Officer
                                           ----------------------------

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